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                                                                  EXHIBIT (e)

                             DISTRIBUTION AGREEMENT


       THIS AGREEMENT made as of the 1st day of September, 2000 between HILLIARD LYONS RESEARCH TRUST, a Delaware business trust (the "Fund") and J.J.B. HILLIARD, W.L. LYONS, INC., a Kentucky corporation (the "Distributor").

                                   WITNESSETH:

       WHEREAS, the Fund is registered under the Investment Company Act of 1940 (the "1940 Act"), as an open-end non-diversified management investment company and an indefinite number of the Fund's shares have been registered under the Securities Act of 1933 (the "Securities Act"), to be offered for sale to the public in a continuous public offering in accordance with the terms and conditions set forth in the prospectus and statement of additional information (the "Prospectus" and "Statement of Additional Information", respectively) included in the Fund's registration statement on Form N1-A as the same may be amended and supplemented from time to time (the "Registration Statement"); and

       WHEREAS, the Distributor is a securities firm engaged in the business of selling securities either directly to purchasers or through other securities dealers; and

       WHEREAS, the Fund and Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's shares in order to promote the growth of the Fund and facilitate the distribution of its shares.

       NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

       Section 1. APPOINTMENT OF THE DISTRIBUTOR. The Fund hereby appoints the Distributor as the general distributor and agent of the Fund to sell units of beneficial interest of the Fund (hereinafter referred to as "Shares") to the public on a best efforts basis pursuant to the continuous offering of the Fund's Shares.

       Section 2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive representative of the Fund to act as general distributor and agent in connection with the continuous offering of the Fund's Shares, except that:

              a) The exclusive rights granted to the Distributor to sell Shares of the Fund shall not apply to Shares issued and sold (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund; (ii) in connection with offers of exchange exempted from Section 11(a) of the 1940 Act; or (iii) pursuant to reinvestment of dividends or capital gain distributions.

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              b)     Such exclusive rights shall also not apply to Shares issued and sold directly by the Fund to its shareholders and other persons, provided that, except with respect to Shares issued and sold by the Fund in transactions of the type described in Section 2(a) above, the Distributor shall be entitled to the applicable sales load as set forth in the Prospectus with respect to such Shares.

       Section 3. PURCHASE OF SHARES FROM THE FUND. a) The Distributor agrees to use its best efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus.

              b) The Shares are to be sold by the Distributor and, if deemed advisable by the Distributor, by securities dealers and financial advisors who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") and who have entered into sales agreements with the Distributor ("Authorized Dealers") upon the terms and conditions set forth in Section 8 hereof, to investors at the public offering price, as set forth in Section 3(c) hereof.

              c) The public offering price of the Shares, i.e., the price per Share at which the Distributor or Authorized Dealers may sell Shares to the public, shall be the public offering price as set forth in the currently effective Prospectus and Statement of Additional Information included in the Fund's Registration Statement, but not to exceed the net asset value at which the Distributor is to purchase the Shares, plus the applicable sales charge as set forth in the Prospectus. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Fund hereunder shall be made in the manner set forth in Section 3(f).

              d) The net asset value of Shares will be determined by the Fund or its agent in accordance with the method set forth in the Prospectus and Statement of Additional Information and guidelines established by the Board of Trustees of the Fund. Such net asset value shall be determined on each day the New York Stock Exchange is open for business and such public offering price based upon such net asset value shall become effective as set forth from time to time in the current Prospectus. The Fund (or its agent) shall furnish the Distributor, with all possible promptness, a statement of each computation of net asset value, and of the details entering into such computation.

              e) The Fund shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(b) hereof. The Fund shall also have the right to suspend the sale of its Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal authorities, or if there shall have been some other event, which, in the judgement of the Fund, makes it impracticable or inadvisable to sell the Shares.

              f) The Distributor shall accept or reject orders it receives for the purchase of Shares in accordance with the Prospectus or Statement of Additional Information, and shall promptly transmit such orders as are so accepted to the Fund, or any agent of the Fund designated in writing by the Fund. Any order may be rejected by the Fund or the Distributor; provided, however, that neither the Fund nor the Distributor will arbitrarily or without reasonable


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cause refuse to accept or confirm orders for the purchase of Shares. The Fund
(or its agent) will confirm orders upon receipt by the Fund (or its agent) of such orders together with payment therefor, will apply such payment to the purchase of Shares and the payment of the applicable sales charge and will make appropriate book entries thereof. The Distributor agrees to cause such orders, such payment and such instructions to be delivered promptly to the Fund (or its agent). The Distributor agrees to indemnify and reimburse the Fund for any loss arising from non-payment by any investor of any purchase order accepted by the Distributor.

       Section 4. REDEMPTION OF SHARES BY THE FUND. a) Any of the outstanding Shares may be tendered for redemption at any time, and the Fund agrees to redeem the Shares so tendered in accordance with its obligations as set forth in the Prospectus and Statement of Additional Information. Requests for redemption from holders of Shares shall be submitted to the Distributor, Authorized Dealers or to the Fund (or its agent) in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value calculated in accordance with the provisions of
Section 3(d) hereof less any contingent deferred sales charge that may be applicable in accordance with the Prospectus. All payments by the Fund (or its agent) hereunder shall be made in accordance with the instructions of the Distributor or redeeming shareholder on or before the seventh day subsequent to the receipt by the Distributor or the Fund (or its agent) of a request for redemption in proper form unless the Shares were recently purchased, in which case the redemption proceeds will not be sent until the check received for the Shares purchased has cleared.

              b) The Fund may suspend the right of redemption or postpone the date of payment for more than seven days during any period when (i) trading on the New York Stock Exchange is restricted or the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) the Securities and Exchange Commission has by order permitted such suspension, or (iii) an emergency, as defined by rules of the Securities and Exchange Commission, exists making disposal of portfolio investments or determination of the value of the net assets of the Fund not reasonably practicable.

       Section 5. DUTIES OF THE FUND. a) The Fund, or any agent of the Fund designated in writing by the Fund, shall furnish to the Distributor such material regarding the Fund which the Distributor may reasonably request for use in connection with the distribution of Shares, and this shall include copies of its Prospectus and Statement of Additional Information and one certified copy of all financial statements prepared for the Fund by independent public accountants.

              b) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 9(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

              c) The Fund (or its agent) will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.


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       Section 6. DUTIES OF THE DISTRIBUTOR. a) The Distributor shall use its best efforts to solicit an offer to purchase the Shares, but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

              b) In selling the Shares of the Fund, the Distributor shall use its best efforts to comply with the requirements of all federal and state laws and the requirements of the NASD governing and the sale of such securities. Neither the Distributor nor any Authorized Dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement, related Prospectus and Statement of Additional Information, or any sales literature specifically approved by the Fund.

              c) The Distributor will submit orders for Shares of the Fund only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

              d) Immediately following the receipt of a redemption request, the Distributor will transmit the redemption request to the Fund (or its agent).

              e) The Fund has adopted a Distribution Plan pursuant to the provisions of Rule 12b-1 under the 1940 Act (the "Plan") which provides for the payment of fees to the Distributor to reimburse it for expenses incurred in connection with the offering and sale of the Shares and the Distributor agrees to take no action inconsistent with, and to file all reports required by, the Plan.

       Section 7. COMPLIANCE WITH LAWS. The Fund shall use its best efforts in all respects to comply with the requirements of all federal and state laws and the requirements of the NASD governing the issuance and sale of the Shares.

       Section 8. AUTHORIZED DEALERS AND SERVICE AGENTS. The Distributor may enter into sales agreements with Authorized Dealers who wish to offer and sell Shares of the Fund and may enter into servicing agreements with financial institutions (including banks) and others ("Service Agents") for shareholder servicing and administrative services with respect to Shares owned by shareholders for whom the Service Agent is the holder of record or for whom the Service Agent performs administrative or servicing functions; provided that the Fund shall approve the form of sales agreement or servicing agreement used. The Distributor will supervise the Fund's relations with Authorized Dealers and Service Agents. The Distributor will be responsible for payment of all fees and other charges owed to Authorized Dealers or Service Agents. The Fund (or its agent) will pay to Authorized Dealers, on behalf of the Distributor solely out of any sales charge received by the Fund with respect to sales of Shares by Authorized Dealers, the applicable reallowance to dealers in accordance with the Prospectus and Statement of Additional Information.


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       Section 9. PAYMENT OF EXPENSES. a) The Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors and fees and expenses incurred in connection with (i) the preparation and filing of its Registration Statement, including the Prospectus and Statement of Additional Information, under the 1940 Act and the Securities Act, and all amendments and supplements thereto, and (ii) the preparation and mailing of annual and interim reports and proxy materials to shareholders (including but not limited to the expense of setting in type and printing and distributing to existing shareholders any such Registration Statement, Prospectus, Statement of Additional Information, annual or interim report or proxy materials).

              b) (i) Subject to Section 9(b)(i) hereof, after the Prospectus, Statement of Additional Information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to Authorized Dealers or investors pursuant to this Agreement, and the Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by Authorized Dealers in connection with the offering of the Shares for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering.

                     (ii) Notwithstanding anything in Section 9(b)(i) to the contrary, to the extent authorized by the Fund's Board of Trustees pursuant to the Plan and for so long as the Plan shall remain in effect, the Fund may reimburse the Distributor for the expenses of printing and distributing Prospectuses and Statements of Additional Information (other than those distributed to existing shareholders of the Fund) and any other promotional sales literature used by the Distributor or furnished by the Distributor to investors or Authorized Dealers in connection with the offering of the Fund's Shares.

              c) The Fund shall bear the costs and expenses of qualification of the Shares for sale pursuant to this Agreement, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states or other jurisdictions as shall be selected by the Fund and the Distributor, and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification, pursuant to Section 5(c) hereof.

       Section 10. COMPENSATION. The Fund shall promptly pay or cause to be paid to the Distributor any sales charge received by the Fund (net of any reallowance payable to Authorized Dealers pursuant to Section 8 hereof) with respect to the sales of Shares in accordance with the Prospectus and Statement of Additional Information.

       Section 11. INDEMNIFICATION. a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time


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amended and supplemented, or an annual or interim report to shareholders of the
Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling person thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling person would otherwise be subject by reason of the reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity obligation contained in this paragraph with respect to any claim made against the Distributor or such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to have the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this subsection (a). The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the Shares.

              b) The Distributor shall indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor for use in connection with the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 11.

       Section 12. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall continue in effect until July 1, 2001 and thereafter for successive periods of one year each if such


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continuance is specifically approved at least annually by (i) the Board of
Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those trustees who are not interested persons of the Distributor or of the Fund and have no direct or indirect financial interest in the operation of the Plan or in this or any other agreement related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

       This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

       The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

       Section 13. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendments is specifically approved by (i) the Board of Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) by the vote of a majority of those trustees of the Fund who are not interested persons of the Distributor or of the Fund and have no direct or indirect financial interest in the operation of the Plan or in this or any other agreement related to the Plan cast in person at a meeting called for the purpose of voting on such approval.

       Section 14. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Delaware conflicts with any of the provisions of the 1940 Act, the latter shall control.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                   HILLIARD LYONS RESEARCH TRUST

                                   By: __________________________________



                                   J.J.B. HILLIARD, W.L. LYONS, INC.

                                   By: __________________________________
                                       James M. Rogers, Executive Vice President
                                       and Chief Operating Officer


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